As filed with Securities and Exchange Commission on March 8, 2007
Registration No. 333-116610

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Digital Insight Corporation
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	77-0493142 (IRS Employer Identification Number)
26025 Mureau Road
Calabasas, California 91302
(818) 871-0000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeffrey E. Stiefler
President and Chief Executive Officer
Digital Insight Corporation
26025 Mureau Road
Calabasas, California 91302
(818) 871-0000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: _____________________
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

EXPLANATORY NOTE:
REMOVAL OF SHARES FROM REGISTRATION
     The offering contemplated by this Registration Statement has terminated. Pursuant to the undertakings contained in Part II, Item 17 of the Registration Statement, the Registrant is removing from registration, by means of a post-effective amendment to the Registration Statement (the “Post-Effective Amendment No. 1”), any securities registered under the Registration Statement which remained unsold at the termination of the offering.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Mountain View, State of California, on March 7, 2007.

DIGITAL INSIGHT CORPORATION
By:	/s/ Jeffrey P. Hank
Jeffrey P. Hank
Vice President, Treasurer and Chief Financial Officer